SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2003

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605) 333-7556
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.  Other Events.

Quarterly Cash Dividend

HF Financial Corp. (the “Company”) announced on April 28, 2003 that it would pay its regular cash dividend of 11.5 cents per share for the third quarter of the 2003 fiscal year.  The dividend will be payable on May 21, 2003, to shareholders of record on May 7, 2003.  See Exhibit 99.1 included herewith.

Stock Buyback Plan

HF Financial Corp. (the “Company”) announced on April 23, 2003 that the Company’s Board of Directors has authorized management to repurchase up to 10% of its outstanding common stock through April 30, 2004.  Management of the Company stated that purchases will be made periodically in either open market or private transactions or both, in accordance with guidelines established by the Securities and Exchange Commission which includes volume restrictions designed to minimize the impact of such repurchases.  The number of shares of Common Stock actually acquired by the Company will depend upon subsequent developments and corporate needs, and such repurchases may be interrupted or discontinued at any time.  See Exhibit 99.1 included herewith.

ITEM 7.  Financial Statements and Exhibits

(a)                         Financial Statements.

Not Applicable.

(b)                        Pro Forma Financial Information.

Not Applicable.

(c)                         Exhibits:

99.1  Press release dated April 28, 2003 regarding third quarter fiscal year 2003 results.

ITEM 9.  Regulation FD Disclosure (Information Provided Under Item 12).

Pursuant to the interim guidance provided in Release No. 33-8216, HF Financial Corp. hereby furnishes disclosure regarding its release of material non-public information relating to its results of operations for a completed quarterly fiscal period under Item 12 of Form 8-K.

On April 28, 2003, HF Financial Corp. issued a press release regarding third quarter fiscal 2003 results.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

FORM 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	April 29, 2003	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
And Chief Executive Officer
(Duly Authorized Officer)